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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this registration statement on Form SB-2 of our report, which includes an explanatory paragraph with respect to the Company's ability to continue as a going concern, dated September 11, 1997 except for the third paragraph of Note 14 for which the date is October 1, 1997, on our audits of the financial statements of Princeton Video Image, Inc.. We also consent to the references to our firm under the captions "Experts" and "Summary Financial Information".

                                          Coopers & Lybrand L.L.P.

Princeton, New Jersey
October 9, 1997